Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V36592-P06266 ESS TECH, INC. 26440 SW PARKWAY AVE., BLDG. 83 WILSONVILLE, OREGON 97070 ESS TECH, INC. 2024 Annual Meeting Vote by May 16, 2024 11:59 PM ET You invested in ESS TECH, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 17, 2024. Vote Virtually at the Meeting* May 17, 2024 8:00 AM PDT Virtually at: www.virtualshareholdermeeting.com/GWH2024 Get informed before you vote View the Form 10-K and the Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V36593-P06266 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com 1. Election of Directors Nominees: 1a. Raffi Garabedian For 1b. Michael Niggli For 1c. Alexi Wellman For 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.